EXHIBIT 10

                        FOURTH AMENDMENT
                   Dated as of March 17, 1995
                               to
              AMENDED AND RESTATED CREDIT AGREEMENT
                     Dated as of May 6, 1993


          This FOURTH AMENDMENT (this "Fourth Amendment") dated as of March 17, 1995 is entered into among USG CORPORATION (the "Company"), USG INTERIORS, INC. ("Interiors") (the Company and Interiors being sometimes collectively referred to herein as the "Borrowers"), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (collectively referred to herein, together with their respective successors and assigns, as the "Senior Lenders" and individually as a "Senior Lender"), BANKERS TRUST COMPANY, CHEMICAL BANK and CITIBANK, N.A. ("Citibank"), in their capacities as agents for the Senior Lenders hereunder (in such capacities, the "Agents"), and CITIBANK, in its separate capacity as administrative agent for the Senior Lenders hereunder (in such capacity, the "Administrative Agent").

          PRELIMINARY STATEMENTS. (1) The Borrowers, the Senior Lenders, the Agents and the Administrative Agent have entered into the Amended and Restated Credit Agreement dated as of May 6, 1993 (as amended pursuant to that certain First Amendment dated as of August 1, 1993 (the "First Amendment"), that certain Second Amendment dated as of January 31, 1994 (the "Second Amendment") and that certain Third Amendment dated as of August 11, 1994 (the "Third Amendment"), the "Credit Agreement") and have agreed to further amend the Credit Agreement as hereinafter set forth.

          (2) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. Unless referring to a section of this Fourth Amendment, all section references contained herein are references to section numbers as they appear in the Credit Agreement.

          SECTION 1. Amendments to the Credit Agreement. Upon the occurrence of the "Fourth Amendment Effective Date" (as defined in Section 3 below), the Credit Agreement is amended as follows:

          1.1.  Amendments to Defined Terms.

          (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

               (i)  The defined term "Cash Sweep Termination
     Date" is deleted in its entirety.

               (ii)  The following defined term is inserted in
     Section 1.01 immediately following the defined term "CGC
     Permitted Indebtedness":

                    "CGC Stock Purchase Payments" shall have the meaning ascribed to such term in Section 8.05(vii).

               (iii) The defined term "Restricted Subsidiary" is amended and restated in its entirety as follows:

                    "Restricted Subsidiary" shall mean (i) each Subsidiary of the Company which has executed any of the Subsidiary Guaranties, (ii) each Subsidiary of the Company the capital stock of which is subject to the Company Pledge Agreement or any of the Subsidiary Pledge Agreements, (iii) Donn Canada Limited, a corporation organized under the laws of Canada, (iv) C.N.G. Distribution Limited, a corporation organized under the laws of Canada, and (v) CGC.

          (b) Section 1.02 of the Credit Agreement is hereby amended to delete the term "Cash Sweep Termination Date" in its entirety.

          1.2.  Amendments to Mandatory Prepayment of Cash
Available for Sweep. Section 2.06(b)(i) of the Credit Agreement is amended as follows:

          (a) Section 2.06(b)(i)(A) is hereby amended to delete the following parenthetical phrases which appear therein: (i) "(unless the Cash Sweep Termination Date has occurred on or before such Test Date)" and (ii) "(unless the Cash Sweep Termination Date has occurred on or before the immediately preceding Test Date)".

          (b)  Section 2.06(b)(i)(B) is hereby amended to:

               (i) Delete in its entirety the definition of the term "Cash Sweep Termination Date".

               (ii)  Insert the word "Unrestricted" in the
     definition of the term "Minimum Liquidity" immediately before the words "Retained Amounts" therein.

               (iii)  Amend and restate the definition of the
     term "Sweep Percentage" in its entirety as follows:

                    "'Sweep Percentage' means (i) 100% for the
          Test Dates occurring in 1995 and 1996, (ii) 90% for each of the Test Dates occurring in 1997 and 1998, and
          (iii) 85% for the Test Date occurring in 1999 and any subsequent Test Dates; provided, that the Sweep Percentage shall be 50% for any Test Date for which the ratio of "Debt" as of the last day of the immediately preceding Fiscal Year to "EBITDA" for such Fiscal Year (as such terms are defined in Section 9.01 hereof, but without reference to Section 9.10 hereof) was less than
          4.0 to 1.0; and provided, further, that the Sweep Percentage shall be 0% for any Test Date on which the aggregate principal amount of outstanding Term Loans is less than or equal to $150,000,000."

          1.3.  Amendment to Mandatory Prepayments.  Section
2.06(b) of the Credit Agreement is hereby further amended to insert the following subsection (iii):

               "(iii) Certain Public Debt Investments. So long as (and only to the extent that) the outstanding principal amount of the Term Loans is greater than $150,000,000, the Company shall make or cause to be made a mandatory prepayment of the Term Loans, applied in the order of maturity, in an amount equal to the amount of each Investment in Public Debt made under Section 8.03(ix)(b) hereof, such mandatory prepayment to be made at any time on or after the making of such Investment, but in no event later than the tenth (10th) day following the last day of the calendar quarter in which such Investment was made."

          1.4. Amendments to Reporting Covenant. Section 6.01 of the Credit Agreement is hereby amended as follows:

          (a) Section 6.01(a) of the Credit Agreement is amended to add the following proviso at the end thereof:

     "provided, that the Company shall have no obligation to deliver the foregoing documents for any fiscal month for which the ratio of 'Debt' as of the last day of the immediately preceding fiscal quarter to 'EBITDA' for the 12-month period ending on the last day of such fiscal quarter (as such terms are defined in Section 9.01 hereof, but without reference to Section 9.10 hereof) was less than 4.0 to 1.0;"

          (b) Section 6.01(b) of the Credit Agreement is amended to insert the following immediately after the word "above" in the second line thereof: "or pursuant to clause (c) below".

          1.5. Amendments to Investments Covenant. Section 8.03 of the Credit Agreement is hereby amended as follows:

          (a) Section 8.03(viii) of the Credit Agreement is amended to delete clause (E) thereof in its entirety.

          (b) Section 8.03 of the Credit Agreement is further amended to delete clauses (ix) and (x) thereof in their entirety and to substitute therefor the following:

               "(ix) Investments in Public Debt, in order to effectuate the prepayment (or defeasance, subject to restrictions acceptable to the Agents) of such Public Debt, made with (a) Unrestricted Retained Amounts or (b) other funds, provided that with respect to Investments under this clause (b), Available Liquidity (as defined in Section 2.06(b)(i) hereof but calculated as of the time of such Investment and after giving effect thereto and to the mandatory prepayment of the Term Loans required as a result thereof under Section 2.06(b)(iii)) shall equal or exceed $100,000,000;

               (x)  Investments, not otherwise described in
     clauses (i) through (ix) above, in 10-1/4% Senior Notes, in order to effectuate the prepayment (or defeasance, subject to restrictions acceptable to the Agents) thereof, not exceeding $30,000,000 in the aggregate amount at any one time outstanding; and

               (xi)  any other Investments not otherwise
     described in clauses (i) through (x) above, not exceeding Forty Million Dollars ($40,000,000) in the aggregate at any one time outstanding; provided, that Investments in Public Debt under this clause (xi) shall not at any one time exceed an aggregate amount of $5,000,000."

          1.6.  Amendment to Restricted Junior Payments Covenant.
Section 8.05 of the Credit Agreement is amended to delete clause
(vii) thereof and to substitute therefor the following:

               "(vii) the purchase, repurchase, acquisition or redemption (as applicable) of the publicly owned common stock of CGC by (A) CGC, in an amount not to exceed 10% of its total outstanding shares of common stock in any single calendar year and/or (B) the Company (each payment by the Company for such stock being a "CGC Stock Purchase Payment")."

          1.7.  Amendment to Capital Expenditures Covenant.
Section 9.08 of the Credit Agreement is hereby amended to (a) insert the words "Unrestricted Retained Amounts" in clause (v) thereof, and (b) insert the following at the end of such Section 9.08:

     "For the purposes of the foregoing, so long as the aggregate outstanding principal amount of Term Loans is greater than $150,000,000, all CGC Stock Purchase Payments made by the Company during any Fiscal Year shall be deemed Capital Expenditures and shall reduce the aggregate amount of Capital Expenditures permitted in such Fiscal Year accordingly; provided, that the Company may make CGC Stock Purchase Payments during a Fiscal Year in excess of the then remaining amount of Capital Expenditures permitted hereunder, in which case no further Capital Expenditures may be made by the Company and its Subsidiaries during such Fiscal Year and the amount of CGC Stock Purchase Payments made in excess of such remaining amount of permitted Capital Expenditures shall be allocated to the following Fiscal Year (and, if necessary, succeeding Fiscal Years). It is understood that, once the aggregate outstanding principal amount of Term Loans is less than or equal to $150,000,000, all such CGC Stock Purchase Payments shall be deemed not to have been Capital Expenditures ab initio, and the Company and its Subsidiaries shall be entitled to the use of Base Capital Expenditures Allowances under clause (viii) above for prior Fiscal Years without regard to any deemed use on account of CGC Stock Purchase Payments."

          SECTION 2. Release of Capital Stock of CGC and USG Interiors (Donn) S.A. Pursuant to Section 12.01(c)(ii) of the Credit Agreement, the Requisite Senior Lenders hereby direct the Collateral Trustee to (i) release the capital stock of each of CGC and USG Interiors (Donn) S.A. ("Donn") from the Liens granted to the Collateral Trustee pursuant to the applicable Subsidiary Pledge Agreements executed by Foreign Investments, (ii) deliver the stock certificates and stock powers relating to such Subsidiaries to the Company, and (iii) cancel and terminate the Subsidiary Pledge Agreement pursuant to which the capital stock of Donn was pledged.

          SECTION 3.  Conditions Precedent to Effectiveness.
This Fourth Amendment shall become effective as of the date (the
"Fourth Amendment Effective Date") on which each of the following conditions precedent shall have occurred:

          (a) Documentation. The Agents shall have received all of the following:

          (i) Counterparts of this Fourth Amendment executed by both of the Borrowers, the Agents, the Administrative Agent and Senior Lenders whose Term Loans and Revolving Loan Commitments aggregate 66-2/3% or more of the sum of the then aggregate unpaid principal balance of the Term Loans and the then aggregate principal amount of the Revolving Loan Commitments;

          (ii) Reaffirmations of Guaranties executed by the Company and each Subsidiary party to a Subsidiary Guaranty, in form and substance reasonably satisfactory to the Agents and counsel for the Agents;

          (iii) The opinion of the Assistant General Counsel of the Company and Interiors relating to such matters as the Agents deem appropriate and in form and substance reasonably satisfactory to the Agents and counsel for the Agents;

          (iv) A certificate of the Secretary or Assistant Secretary of the Company certifying (A) the names and true signatures of the incumbent officers of the Company authorized to sign this Fourth Amendment and all other Loan Documents executed by the Company in connection herewith and (B) the resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Fourth Amendment and all other Loan Documents executed by the Company in connection herewith; and

          (v) A certificate of the Secretary or Assistant Secretary of Interiors certifying (A) the names and true signatures of the incumbent officers of Interiors authorized to sign this Fourth Amendment and all other Loan Documents executed by Interiors in connection herewith and (B) the resolutions of Interiors' Board of Directors approving and authorizing the execution, delivery and performance of this Fourth Amendment and all other Loan Documents executed by Interiors in connection herewith.

          (b)  No Events of Default.  No Event of Default or
Potential Event of Default shall have occurred and be continuing.

          SECTION 4. Confirmation of Credit Agreement. Except as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Credit Agreement to "this Agreement" shall mean the Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, and as hereafter amended or restated.

          SECTION 5. Costs and Expenses. Each Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and the Agents in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment, including the reasonable fees and out-of-pocket expenses of Sidley & Austin, counsel for the Agents.

          SECTION 6. Successors and Assigns. This Fourth Amendment and the other Loan Documents executed in connection herewith shall be binding upon the parties hereto and thereto and their respective successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of any of the Borrowers) and shall inure to the benefit of the parties hereto and thereto and the successors and permitted assigns of the Senior Lenders, the Agents and the Issuing Banks.

          SECTION 7.  Execution in Counterparts.  This Fourth
Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same original agreement.

          SECTION 8. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 9.  Headings.  Section headings in this Fourth
Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.




          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


                              USG CORPORATION


                              By____________________________
                                Title:


                              USG INTERIORS, INC.


                              By____________________________
                                Title:

                              CITIBANK, N.A.,
                               as Administrative Agent, as an
                               Agent and as a Senior Lender


                              By
                                Title:

                              BANKERS TRUST COMPANY, as an
                               Agent and as a Senior Lender


                              By
                                Title:

                              CHEMICAL BANK, as an Agent
                               and as a Senior Lender


                              By
                                Title: